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As filed with the Securities and Exchange Commission on July 11, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMERCE ONE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	4440 Rosewood Drive Pleasanton, California 94588	94-3392885
(State of Incorporation)	(Address, including zip code, of Registrant's principal executive offices)	(I.R.S. Employer Identification No.)

AMENDED AND RESTATED 1995 STOCK OPTION PLAN
1997 INCENTIVE STOCK OPTION PLAN
1999 DIRECTOR OPTION PLAN
VEO SYSTEMS, INC. OPTION PLAN
COMMERCEBID.COM, INC. 1999 EQUITY INCENTIVE PLAN
1999 MERGENT SYSTEMS, INC. STOCK OPTION PLAN
1999 EMPLOYEE STOCK PURCHASE PLAN
1999 NONSTATUTORY STOCK OPTION PLAN
APPNET SYSTEMS, INC. 1998 STOCK OPTION AND INCENTIVE PLAN
APPNET SYSTEMS, INC. 1999 STOCK INCENTIVE PLAN
INTERNET OUTFITTERS, INC. 1996 INCENTIVE STOCK OPTION PLAN
APPNET E-BUSINESS TECHNOLOGY AND INTEGRATION, INC. INCENTIVE STOCK OPTION PLAN
EXTERPRISE, INC. 1999 STOCK PLAN
(Full title of the plans)

Robert M. Tarkoff
Senior Vice President, Worldwide Business Development and Secretary
Commerce One, Inc.
4440 Rosewood Drive
Pleasanton, California 94588
(925) 520-6000
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
 N. Anthony Jeffries, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.0001 par value to be registered under Commerce One's 1995 Incentive Stock Option Plan	694,427 shares	$0.0407 (2)	$28,264.00	$8.00 (3)

Common Stock, $.0001 par value to be registered under Commerce One's 1997 Incentive Stock Option Plan	30,015,691 shares	$5.5948 (4)	$167,931,789.00	$41,983.00 (5)

Common Stock, $.0001 par value to be registered under Commerce One's 1999 Director Option Plan	810,000 shares	$15.3477 (6)	$12,431,637.00	$3,108.00 (7)

Common Stock, $.0001 par value to be registered under Commerce One's VEO Stock Option Plan	449,608 shares	$0.0593 (8)	$26,662.00	$7.00 (9)

Common Stock, $.0001 par value to be registered under Commerce One's 1999 CommerceBid.com Equity Incentive Plan	57,919 shares	$0.3030 (10)	$17,550.00	$.00 (11)

Common Stock, $.0001 par value to be registered under Commerce One's 1999 Mergent Systems Inc. Stock Option Plan	68,185 shares	$0.3707 (12)	$25,277.00	$7.00 (13)

Common Stock, $.0001 par value to be registered under Commerce One's 1999 Employee Stock Purchase Plan	11,766,632 shares	$4.6400 (14)	$54,597,173.00	$13,650.00 (15)

Common Stock, $.0001 par value to be registered under Commerce One's 1999 Nonstatutory Stock Option Plan	37,819,019 shares	$6.9801 (16)	$263,980,535.00	$65,996.00 (17)

Common Stock, $.0001 par value to be registered under Commerce One's AppNet Systems, Inc. 1998 Stock Option and Incentive Plan	298,466 shares	$11.9125 (18)	$3,555,447.00	$889.00 (19)

Common Stock, $.0001 par value to be registered under Commerce One's AppNet Systems, Inc. 1999 Stock Incentive Plan	1,992,872 shares	$32.0606 (20)	$63,892,673.00	$15,974.00 (21)

Common Stock, $.0001 par value to be registered under Commerce One's 1996 Internet Outfitters Incentive Stock Option Plan	1,060 shares	$4.7100 (22)	$4,993.00	$2.00 (23)

Common Stock, $.0001 par value to be registered under Commerce One's AppNet E-Business Technology and Integration, Inc. Incentive Stock Option Plan	33,077 shares	$1.0388 (24)	$34,361.00	$9.00 (25)

Common Stock, $.0001 par value to be registered under Commerce One's Exterprise, Inc. 1999 Stock Plan	278,573 shares (26)	$3.6902	$1,027,991.00	$257.00 (28)

Total number of Securities to be registered under all plans	84,285,529 (27)	$6.7733	$567,554,382.00	$141,889.00

TOTAL FILING FEE REQUIRED				$0.00(29)

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)
With respect to 694,427 shares subject to outstanding options to purchase Common Stock under the 1995 Incentive Stock Option Plan as of July 11, 2001, the proposed maximum offering price per share is equal to the weighted average exercise price of $0.0407 per share calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act").

(3)
The filing fee of $8.00 is calculated pursuant to Rule 457(h) of the Act with respect to 694,427 shares subject to outstanding options to purchase Common Stock under the 1995 Incentive Stock Option Plan.

(4)
With respect to 12,228,280 shares subject to outstanding options to purchase Common Stock under the 1997 Incentive Stock Option Plan as of July 11, 2001, the proposed maximum offering price per share is equal to the weighted average exercise price of $6.9836 per share calculated pursuant to Rule 457(h) of the Act. With respect to 17,787,411 shares of Common Stock available for future grant under the 1997 Incentive Stock Option Plan, the estimated proposed maximum offering price per share is determined pursuant to Rule 457(c) of the Act to be the average of the high and low price reported on the Nasdaq Stock Market on June 6, 2001, which average is $4.6400 per share.

(5)
The filing fee of $41,983 is calculated pursuant to Rule 457(h) of the Act with respect to 12,228,280 shares of Common Stock issued under the 1997 Incentive Stock Option Plan and pursuant to 457(c) with respect to 17,787,411 shares of Common Stock reserved for future issuance under the 1997 Incentive Stock Option Plan.

(6)
With respect to 225,000 shares subject to outstanding options to purchase Common Stock under the 1999 Director Option Plan as of July 11, 2001, the proposed maximum offering price per share is equal to the weighted average exercise price of $19.4660 per share calculated pursuant to Rule 457(h) of the Act. With respect to 585,000 shares of Common Stock available for future grant under the 1999 Director Option Plan, the estimated proposed maximum offering price per share is determined pursuant to Rule 457(c) of the Act to be the average of the high and low price reported on the Nasdaq Stock Market on June 6, 2001, which average is $4.6400 per share.

(7)
The filing fee of $3,108.00 is calculated pursuant to Rule 457(h) of the Act with respect to 225,000 shares subject to outstanding options to purchase Common Stock under the1999 Director Option Plan and pursuant to 457(c) with respect to 585,000 shares reserved for future issuance under the 1999 Director Option Plan.

(8)
With respect to 449,608 shares subject to outstanding options to purchase Common Stock under the VEO Stock Option Plan as of July 11, 2001, the proposed maximum offering price per share is equal to the weighted average exercise price of $0.0593 per share calculated pursuant to Rule 457(h) of the Act.

(9)
The filing fee of $7.00 is calculated pursuant to Rule 457(h) of the Act with respect to 449,508 shares subject to outstanding options to purchase Common Stock under the VEO Stock Option Plan.

(10)
With respect to 57,919 shares subject to outstanding options to purchase Common Stock under the CommerceBid.com Equity Incentive Plan as of July 11, 2001, the proposed maximum offering price per share is equal to the weighted average exercise price of $0.3030 per share calculated pursuant to Rule 457(h) of the Act.

(11)
The filing fee of $5.00 is calculated pursuant to Rule 457(h) of the Act with respect to 57,919 shares subject to options to purchase Common Stock under the CommerceBid.com Equity Incentive Plan.

(12)
With respect to 68,185 shares subject to outstanding options to purchase Common Stock under the Mergent Systems, Inc. Stock Option Plan as of July 11, 2001, the proposed maximum offering price per share is equal to the weighted average exercise price of $0.3707 per share calculated pursuant to Rule 457(h) of the Act.

(13)
The filing fee of $8.00 is calculated pursuant to Rule 457(h) of the Act with respect to 68,185 shares subject to options to purchase Common Stock under the Mergent Systems, Inc. Stock Option Plan.

(14)
With respect to 11,766,632 shares subject to options to purchase Common Stock available for future grant under the 1999 Employee Stock Purchase Plan as of July 11, 2001, the estimated proposed maximum offering price per share was determined pursuant to Rule 457(c) of the Act to be the average of the high and low price reported on the Nasdaq Stock Market on June 6, 2001, which average was $4.6400.

(15)
A filing fee of $13,650.00 is calculated pursuant to Rule 457(h) of the Act with respect to 11,766,632 shares of Common Stock reserved for future issuance under the 1999 Employee Stock Purchase Plan.

(16)
With respect to 5,381,062 shares subject to outstanding options to purchase Common Stock under the 1999 Nonstatutory Stock Option Plan as of July 11, 2001, the proposed maximum offering price per share is equal to the weighted average exercise price of $21.0869 per share calculated pursuant to Rule 457(h) of the Act. With respect to 32,437,957 shares of Common Stock available for future grant under the 1999 Nonstatutory Stock Option Plan, the estimated proposed maximum offering price per share is determined pursuant to Rule 457(c) of the Act to be the average of the high and low price reported on the Nasdaq Stock Market on June 6, 2001, which average was $4.6400 per share.

(17)
The filing fee of $65,996.00 is calculated pursuant to Rule 457(h) of the Act with respect to 5,381,062 shares of Common Stock issued under the 1999 Nonstatutory Stock Option Plan and 32,437,957 shares of Common Stock reserved for future issuance under the 1999 Nonstatutory Stock Option Plan.

(18)
With respect to 298,466 shares subject to outstanding options to purchase Common Stock under the AppNet Systems, Inc. 1998 Stock Option Incentive Plan as of July 11, 2001, the proposed maximum offering price per share is equal to the weighted average exercise price of $11.9125 per share calculated pursuant to Rule 457(h) of the Act.

(19)
The filing fee of $889.00 is calculated pursuant to Rule 457(h) of the Act with respect to 298,466 shares subject to options to purchase Common Stock under the AppNet Systems, Inc. 1998 Stock Option Incentive Plan.

(20)
With respect to 1,992,872 shares subject to outstanding options to purchase Common Stock under the AppNet Systems, Inc. 1999 Stock Incentive Plan as of July 11, 2001, the proposed maximum offering price per share is equal to the weighted average exercise price of $32.0606 per share calculated pursuant to Rule 457(h) of the Act.

(21)
The filing fee of $15,974.00 is calculated pursuant to Rule 457(h) of the Act with respect to 1,992,872 shares subject to options to purchase Common Stock under the AppNet Systems, Inc. 1999 Stock Incentive Plan.

(22)
With respect to 1,060 shares subject to outstanding options to purchase Common Stock under the 1996 Internet Outfitters Incentive Stock Option Plan as of July 11, 2001, the proposed maximum offering price per share is equal to the weighted average exercise price of $4.7100 per share calculated pursuant to Rule 457(h) of the Act.

(23)
The filing fee of $2.00 is calculated pursuant to Rule 457(h) of the Act with respect to 1,060 shares subject to outstanding options to purchase Common Stock under the 1996 Internet Outfitters Incentive Stock Option Plan.

(24)
With respect to 33,077 shares subject to outstanding options to purchase Common Stock under the AppNet E-Business Technology and Integration, Inc. Incentive Stock Option Plan as of July 11, 2001, the proposed maximum offering price per share is equal to the weighted average exercise price of $1.0388 per share calculated pursuant to Rule 457(h) of the Act.

(25)
The filing fee of $9.00 is calculated pursuant to Rule 457(h) of the Act with respect to 33,077 shares subject to outstanding options to purchase Common Stock under the AppNet E-Business Technology and Integration, Inc. Incentive Stock Option Plan.

(26)
Represents the maximum number of shares that may be sold hereunder.

(27)
With respect to 278,573 shares subject to outstanding options to purchase Common Stock under the Exterprise, Inc. 1999 Stock Plan as of July 11, 2001, the proposed maximum offering price per share is determined pursuant to Rule 457(c) of the Act to be the average of the high and low price reported on the Nasdaq Stock Market on June 6, 2001, which average was $4.6400 per share.

(28)
The filing fee of $257.00 is calculated pursuant to Rule 457(h) of the Act with respect to 270,351 shares subject to outstanding options to purchase Common Stock under the Exterprise, Inc. 1999 Stock Plan.

(29)
The total filing fee for all plans registered herein of $141,889.00 is offset pursuant to Rule 457(p) of the Act by filing fees totaling $277,215.00 previously paid with respect to unsold securities registered pursuant to Registration Statements on Form S-8 filed by Commerce One, Inc. (Commission File No. 000-26453) on February 9, 2000 (File No. 333-96505) ($136,811.00) and on February 12, 2001 (File No. 333-55428) ($140,404.00).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note:

    This registration statement is filed by the Registrant to register shares issuable under the stock option plans of Commerce One Operations, Inc. ("Commerce One," Commission File No. 000-26453) assumed by the Registrant. On July 11, 2001, Commerce One and the Registrant (prior to the reorganization, "New Commerce One Holding, Inc.") effected a reorganization of Commerce One into a holding company structure by means of a reverse triangular merger in which a wholly-owned subsidiary of the Registrant merged with and into Commerce One, and the Registrant became the holding company parent of Commerce One, which survived as a wholly-owned subsidiary of the Registrant and changed its name to Commerce One Operations, Inc. In connection with the merger, the Registrant changed its name from New Commerce One Holding, Inc. to Commerce One, Inc. The Registrant assumed all of Commerce One's stock option plans in the reorganization. References to the Registrant in this registration statement refer to Commerce One, Inc., which prior to the reorganization was known as New Commerce One Holding, Inc.

Item 3. Incorporation of Documents by Reference

    There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

    1.  The Registrant's current report on Form 8-K filed with the Commission on July 10, 2001.

    2.  The Registrant's prospectus, filed with the Commission on June 6, 2001, pursuant to Rule 424(b)(3) promulgated under the Act.

    3.  The Registrant's Current Report on Form 10-Q dated March 31, 2001, filed on May 15, 2001.

    4.  The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as declared effective by the Commission on July 11, 2001, filed pursuant to Section 12 of the Exchange Act and, any amendment or report filed for the purpose of updating such description.

    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

    Not applicable.

Item 5. Interests of Named Experts and Counsel

    The validity of the common stock in this offering will be passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this registration statement, investment partnerships composed of certain current and former members of and persons associated with Wilson Sonsini Goodrich & Rosati, as well as certain individual attorneys of this firm, beneficially own an aggregate of approximately 104,100 shares of the Registrant's common stock.

Item 6. Indemnification of Directors and Officers

    Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

    Article IX of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

    Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, in any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

    The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 7. Exemption from Registration Claimed

    Not applicable.

Item 8. Exhibits

Exhibit Number	Document
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), as to legality of securities being registered
10.1	The Registrant's Amended and Restated 1995 Stock Option Plan
10.2*	The Registrant's 1997 Incentive Stock Option Plan
10.3*	The Registrant's 1999 Employee Stock Purchase Plan
10.4*	The Registrant's 1999 Director Option Plan
10.5	The Registrant's VEO Systems, Inc. Option Plan
10.6**	The Registrant's CommerceBid.com, Inc. 1999 Equity Incentive Plan
10.7***	The Registrant's Mergent Systems, Inc. 1999 Stock Option Plan
10.8****	The Registrant's 1999 Nonstatutory Stock Option Plan
10.9*****	The Registrant's AppNet Systems, Inc. 1999 Stock Incentive Plan
10.10*****	The Registrant's AppNet Systems, Inc. 1998 Stock Option and Incentive Plan
10.11*****	The Registrant's Internet Outfitters, Inc. 1996 Incentive Stock Option Plan
10.12*****	The Registrant's AppNet E-Business Technology and Integration, Inc. Incentive Stock Option Plan
10.13	The Registrant's Exterprise, Inc. 1999 Stock Plan
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of WSGR (contained in Exhibit 5.1)
24.1	Power of Attorney (see page 4)

(*)	Previously filed as an exhibit to Commerce One's Registration Statement on Form S-1 declared effective on July 1, 1999 (File No. 333-76987).

(**)	Previously filed as an exhibit to Commerce One's Registration Statement on Form S-8 declared effective on December 14, 1999 (File No. 333-92671).
(***)	Previously filed as an exhibit to Commerce One's Registration Statement on Form S-8 declared effective on January 21, 2000 (File No. 333-95171).
(****)	Previously filed as an exhibit to Commerce One's Registration Statement on Form S-8 declared effective on March 27, 2000 (File No. 333-33328).
(*****)	Previously filed as an exhibit to Commerce One's Registration Statement on Form S-8 declared effective on September 20, 2000 (File No. 333-46254).

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant, Commerce One, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pleasanton, state of California, on the 11th day of July 2001.

COMMERCE ONE, INC.
By:	/s/ MARK B. HOFFMAN Mark B. Hoffman Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark B. Hoffman and Robert M. Tarkoff and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK B. HOFFMAN Mark B. Hoffman	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 12, 2001
/s/ DENNIS H. JONES Dennis H. Jones	President and Vice-Chairman of the Board	June 12, 2001
/s/ PETER F. PERVERE Peter F. Pervere	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 12, 2001
/s/ JOHN V. BALEN John V. Balen	Director	June 12, 2001

/s/ WILLIAM B. ELMORE William B. Elmore	Director	June 12, 2001
/s/ KENNETH C. GARDNER Kenneth C. Gardner	Director	June 12, 2001
/s/ DAVID H. J. FURNISS David H. J. Furniss	Director	June 11, 2001
/s/ WILLIAM J. HARDING William J. Harding	Director	June 12, 2001
/s/ ROBERT M. KIMMITT Robert M. Kimmitt	Director	June 12, 2001
/s/ LARRY W. SONSINI Larry W. Sonsini	Director	June 12, 2001
/s/ JEFFREY T. WEBBER Jeffrey T. Webber	Director	June 12, 2001

INDEX TO EXHIBITS

Exhibit Number	Document
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), as to legality of securities being registered
10.1	The Registrant's Amended and Restated 1995 Stock Option Plan
10.2*	The Registrant's 1997 Incentive Stock Option Plan
10.3*	The Registrant's 1999 Employee Stock Purchase Plan
10.4*	The Registrant's 1999 Director Option Plan
10.5	The Registrant's VEO Systems, Inc. Option Plan
10.6**	The Registrant's CommerceBid.com, Inc. 1999 Equity Incentive Plan
10.7***	The Registrant's Mergent Systems, Inc. 1999 Stock Option Plan
10.8****	The Registrant's 1999 Nonstatutory Stock Option Plan
10.9*****	The Registrant's AppNet Systems, Inc. 1999 Stock Incentive Plan
10.10*****	The Registrant's AppNet Systems, Inc. 1998 Stock Option and Incentive Plan
10.11*****	The Registrant's Internet Outfitters, Inc. 1996 Incentive Stock Option Plan
10.12*****	The Registrant's AppNet E-Business Technology and Integration, Inc. Incentive Stock Option Plan
10.13	The Registrant's Exterprise, Inc. 1999 Stock Option Plan
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of WSGR (contained in Exhibit 5.1)
24.1	Power of Attorney (see page 4)

(*)	Previously filed as an exhibit to Commerce One's Registration Statement on Form S-1 declared effective on July 1, 1999 (File No. 333-76987).
(**)	Previously filed as an exhibit to Commerce One's Registration Statement on Form S-8 declared effective on December 14, 1999 (File No. 333-92671).
(***)	Previously filed as an exhibit to Commerce One's Registration Statement on Form S-8 declared effective on January 21, 2000 (File No. 333-95171).
(****)	Previously filed as an exhibit to Commerce One's Registration Statement on Form S-8 declared effective on March 27, 2000 (File No. 333-33328).
(*****)	Previously filed as an exhibit to Commerce One's Registration Statement on Form S-8 declared effective on September 20, 2000 (File No. 333-46254).

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
INDEX TO EXHIBITS